UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

Hibbett, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20969	20-8159608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Milan Court Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 19, 2024, Hibbett, Inc. a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to vote on the proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 13, 2024. As of the close of business on June 3, 2024, the record date for the Special Meeting, a total of 11,948,003 shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), were issued and outstanding and entitled to vote at the Special Meeting.  At the Special Meeting, 8,737,904 shares of Company Common Stock were present or represented by proxy, representing approximately 73% of the shares of Company Common Stock issued and outstanding and entitled to vote, which constituted a quorum.

The tables below detail the final voting results for each proposal presented at the Special Meeting:

1.
The proposal to adopt the Agreement and Plan of Merger, dated as of April 23, 2024, by and among the Company, Genesis Holdings, Inc. (“Parent”), Steps Merger Sub, Inc., a direct, wholly owned subsidiary of Parent (“Merger Sub”) and, solely for purposes of certain provisions specified therein, JD Sports Fashion plc, the ultimate parent company of Parent and Merger Sub (the “Merger Agreement”) was approved by the affirmative vote of stockholders holding a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting, as set forth below:

For	Against	Abstain
8,130,663	597,995	9,246

2.
The proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers that is based on, or otherwise relates to, the Merger Agreement was approved, on a non-binding, advisory basis, by the affirmative vote of a majority of the shares of Company Common Stock present or represented by proxy at the Special Meeting and entitled to vote thereon, as set forth below:

For	Against	Abstain
7,715,036	966,127	56,741

In connection with the Special Meeting, the Company also solicited proxies with respect to the proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement or to seek a quorum if one was not initially obtained was not called because the proposal to adopt the Merger Agreement was approved (the “Adjournment Proposal”).  As there were sufficient votes at the Special Meeting to adopt the Merger Agreement, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT, INC.

	By:	/s/ Robert Volke
Robert Volke
Senior Vice President and Chief Financial Officer
Date: July 19, 2024